UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2013

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2013, the Vitamin Shoppe, Inc. (“the Company”) held its Annual Meeting of Stockholders (“the Annual Meeting”). At the Annual Meeting, our stockholders: (a) elected the persons listed below to serve as directors for a term of one year expiring at the 2014 Annual Meeting or until their successors are duly elected and qualified; (b) approved the compensation paid to the Company’s named executive officers; and (c) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. Set forth below are the voting results for each of these proposals:

a.	All of the director nominees were elected to serve until the Annual Meeting in 2014 or until their respective successors are duly elected and qualified.

Director	For	Against	Abstain	Non-Votes
B. Michael Becker	28,110,624	326,393	19,756	487,107
Catherine Buggeln	28,128,807	326,907	1,059	487,107
Deborah M. Derby	28,387,943	67,771	1,059	487,107
John H. Edmondson	28,110,879	326,582	19,312	487,107
David H. Edwab	28,110,899	326,662	19,212	487,107
Richard L. Markee	27,576,128	860,833	19,812	487,107
Richard L. Perkal	28,417,738	19,893	19,142	487,107
Beth M. Pritchard	28,336,864	118,550	1,359	487,107
Katherine Savitt	28,386,526	69,188	1,059	487,107
Anthony N. Truesdale	28,412,222	24,809	19,742	487,107

b.	An advisory (non-binding) vote approved the executive compensation of our named executive officers.

For	Against	Abstain	Non-Votes
28,311,840	123,672	21,261	487,107

c.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year was approved.

For	Against	Abstain	Non-Votes
26,953,624	1,989,088	1,168	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 7, 2013	By:	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary